SECOND AMENDMENT
TO SUBADVISORY AGREEMENT

      THIS AMENDMENT effective as of the 2nd day of March, 2009 amends that certain Subadvisory Agreement effective June 27, 2007, as amended as of September 24, 2007 (the "Agreement") among Virtus Opportunities Trust (formerly known as Phoenix Opportunities Trust) (the "Fund"), a Delaware statutory trust on behalf of its series Virtus Global Infrastructure Fund (formerly known as Phoenix Global Utilities Fund), Virtus International Real Estate Securities Fund (formerly known as Phoenix International Real Estate Securities Fund) and Virtus Real Estate Securities Fund (formerly known as Phoenix Real Estate Securities Fund) (each a "Series"), Virtus Investment Advisers, Inc. (formerly known as Phoenix Investment Counsel, Inc.), a Massachusetts corporation (the "Adviser") and Duff & Phelps Investment Management Co., an Illinois corporation (the "Subadviser") as follows:

1.	All references to Phoenix Investment Counsel, Inc. are
hereby deleted from the Agreement and Virtus Investment
Advisers, Inc. is substituted in its place.

2.	All references to Phoenix Opportunities Trust are hereby
deleted from the Agreement and Virtus Opportunities Trust is substituted from is place.

3.	The names of the Series party to this Agreement have been
changed as follows:  Phoenix Global Utilities Fund is now
Virtus Global Infrastructure Fund; Phoenix International
Real Estate Securities Fund is now Virtus International
Real Estate Fund and Phoenix Real Estate Securities Fund is now Virtus Real Estate Securities Fund.

4.	The Notices provision of the Agreement is hereby deleted
and the following is substituted in its place:

	20.	Notices.  Any notice or other communication required
to be given pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

(a)	To the Adviser or the Fund at:

Virtus Investment Advisers, Inc.
	100 Pearl Street
	Hartford, CT 06103
	Attn:  Kevin J. Carr, Vice President and Clerk
	Telephone:  (860) 263-4791
	Facsimile:  (860) 241-1028
	Email:  kevin.carr@virtus.com




(b)	To the Subadviser at:

		Duff & Phelps Investment Management Co.
		200 South Wacker Drive
		Suite 500
		Chicago, IL 60606
		Attn:  Joyce Riegel, Chief Compliance Officer
	Telephone:  (312) 630-4641
	Facsimile:  (312) 630-2460
	Email:  joyce.riegel@dpimc.com

5.	Virtus Global Real Estate Securities Fund is hereby added
as an additional series to the Agreement.

6.	Schedule C to the Agreement is hereby deleted and Schedule
C attached hereto is substituted in its place.

7.	Schedule F to the Agreement is hereby deleted and Schedule
F attached hereto is substituted in its place to reflect the addition of Virtus Global Real Estate Securities Fund to the Agreement.

8.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement.

9.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signature.

      [signature page follows]



IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers.


VIRTUS OPPORTUNITIES TRUST


By: /s/ George R. Aylward
Name:	George R. Aylward
Title:    President


VIRTUS INVESTMENT ADVISERS, INC.


By: 	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:   Senior Vice President



ACCEPTED:

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By: 	/s/ Nathan Partain
Name:	Nathan Partain
Title:	President and Chief Investment Officer



SCHEDULE C

	SUBADVISORY FEE


      (a)	For services provided to the Fund, the Adviser will
pay to the Subadviser, a fee, payable in arrears, at the annual rate stated below. The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and each Designated Series shall be valued as set forth in the then current registration statement of the Fund.

      (b)	The fee to be paid to the Subadviser for each
Designated Series is to be 50% of the gross management fee as calculated based on the average daily net assets.



SCHEDULE F

DESIGNATED SERIES

Virtus Global Infrastructure Fund
Virtus Global Real Estate Securities Fund
Virtus International Real Estate Securities Fund
Virtus Real Estate Securities Fund